Exhibit 10.1

As of March 25, 2011

PERSONAL AND CONFIDENTIAL

Aventine Renewable Energy Holdings, Inc.

One Lincoln Centre

5400 LBJ Freeway, Suite 450

Dallas, Texas  75240

Attention: John Castle

Commitment Letter

Re: Aventine Renewable Energy Holdings, Inc. (the “Company”)

Ladies and Gentlemen:

Macquarie Capital (USA) Inc. on behalf of itself and/or one or more of its affiliates (“Macquarie”) is pleased to provide you with this Commitment Letter (the “Commitment Letter”) in relation to the New Term Loan of the Company pursuant to Section 2.10 of the Credit Agreement referred to below, on the terms specified herein. Reference is made to the Senior Secured Term Loan Credit Agreement, dated as of December 22, 2010, by and among the Company, as borrower, Citibank, N.A., as administrative agent and collateral agent, the other lenders party thereto, Citigroup Global Markets Inc. and Jefferies Finance LLC, as joint lead arrangers and joint book-runners, and Citibank, N.A. and Jefferies Finance LLC, as co-syndication agents, including all exhibits, schedules, annexes and other attachments thereto (as amended or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.  The terms “you” and “the Company” are used interchangeably herein to refer to the Company.

1.             Commitment; Titles and Roles.

Macquarie is pleased to confirm by this Commitment Letter its commitment to you (the “Commitment”) to provide or cause one or more of its affiliates to provide $25,000,000 of the New Term Loan, subject to the terms and conditions set forth herein.  It is agreed that Macquarie will act as sole provider of the New Term Loans and you agree that no other agents, co-agents, arrangers or bookrunners will be appointed, no other titles will be awarded and no compensation will be paid to any Lender in connection with the New Term Loan unless you and we shall so agree.

The Commitment and agreements of Macquarie described herein are subject to the following conditions precedent:

(a)           the New Term Loan having the same terms, including, but not limited to, seniority ranking, Maturity Date, Applicable Margin and interest rate floor, as the existing Term Facility;

(b)           in the reasonable judgment of Macquarie, the absence of any material adverse change in the business, condition (financial or otherwise), or operations of the Company and its subsidiaries, taken as a whole, since December 31, 2010;

(c)           the accuracy and completeness in all material respects of all representations that the Company makes to Macquarie and all written information or any other information provided at any formal presentation by the Company or any of its subsidiaries, taken as a whole, that the Company furnishes or has furnished to Macquarie, in each case, in connection with the transactions contemplated by this Commitment Letter; and

(d)           Macquarie shall be reasonably satisfied that the Company shall have complied with the conditions precedent specified in section 2.10(f) of the Credit Agreement and other usual and customary closing conditions including, but not limited to, (i) execution of an Incremental Amendment in a form consistent with this Commitment Letter, (ii) delivery of certificates required by the Credit Agreement in a form consistent with this Commitment Letter, and (iii) the delivery of customary legal opinions required by the Credit Agreement.

2.             Commitment Termination.  The Commitment will expire at 5:00 p.m., New York City time, on March 31, 2011 unless on or prior to such time you have executed and returned to Macquarie a copy of this Commitment Letter and the Fee Letter.  If you do so execute and deliver to Macquarie this Commitment Letter and the Fee Letter, Macquarie agrees to hold the Commitment available for you until 5:00 p.m., New York City time, on April 30, 2011.  The Commitment will terminate upon funding of the New Term Loan on the New Term Loan Effective Date, and you and we agree to rely exclusively on the requisite rights and the commitments and other obligations set forth in the Credit Agreement in respect of all matters arising on or after such date with respect to the New Term Loan.  Notwithstanding the foregoing, the provisions of this Commitment Letter relating to the payment of fees and expenses, indemnification and confidentiality and the provisions of Sections 7 through 10 hereof will survive the expiration or termination of the Commitment or this Commitment Letter (including any extensions).

3.             Syndication.

(a)           The parties hereto agree that Macquarie will have the right to and may syndicate all or a portion of the New Term Loan to one or more groups of financial institutions or other investors identified by us; provided, however, for the avoidance of doubt, that Macquarie’s Commitment is not subject to the consummation of a successful syndication of the New Term Loan prior to the New Term Loan Effective Date.  Macquarie will have the right to manage all aspects of any such syndication of the New Term Loan in consultation with the Company and subject to the Company’s right to approve prospective lenders other than Macquarie (such approval not to be unreasonably witheld or delayed), including decisions as to the selection of institutions to be approached, the timing of all offers to potential lenders, the determination of the amounts offered to potential lenders, the acceptance of commitments of the lenders and the compensation to be provided to the lenders.  The Company will take all action as Macquarie may reasonably request to assist Macquarie in forming a syndicate acceptable to Macquarie and reasonably acceptable to the Company, which acceptance will not be unreasonably withheld or delayed.

(b)           To ensure an effective syndication of the New Term Loan, the Company agrees that from the date hereof until the earlier of (i) 30 days following the New Term Loan Effective Date and (ii) the termination of the syndication (as determined by Macquarie), the Company will not, and will not permit any of its controlled affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, any debt facility or debt security (including any renewals thereof), without the prior written consent of Macquarie (such consent not to be unreasonably withheld or delayed).

4.             Fees.  In consideration of the execution and delivery of this Commitment Letter by us, the Company will pay the non-refundable fees and expenses set forth in the letter agreement dated the date hereof (the “Fee Letter”), between the Company and Macquarie Capital (USA) Inc.  The terms of the Fee Letter are an integral part of the agreements hereunder and constitute part of this Commitment Letter for all purposes hereof.

5.             Indemnification.

The Company will indemnify and hold harmless Macquarie Capital (USA) Inc. and its affiliates and each of their respective officers, directors, employees, agents, advisors and representatives and each of their respective heirs, successors and assigns (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including without limitation, fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Party (including without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case, arising out of or in connection with or by reason of this Commitment Letter or the transactions contemplated hereby or any actual or proposed use of the proceeds of the New Term Loan, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity will be effective whether or not such investigation, litigation or proceeding is brought by the Company, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

No Indemnified Party will have any liability (whether in contract, tort or otherwise) to the Company or any of its affiliates or any of their respective security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a  final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct.  In no event, however, will any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including without limitation, any loss of profits, business or anticipated savings).

6.             Confidentiality.

By accepting delivery of this Commitment Letter, the Company agrees that this Commitment Letter is for the Company’s confidential use only and that neither its existence nor its terms will be disclosed by the Company to any person other than the Company’s affiliates and its and their respective officers, directors, employees, advisors, agents and representatives (the “Company Representatives”), and then only on a confidential and “need to know” basis in connection with the transactions contemplated hereby; provided, however, that the Company may make such public disclosures of the terms and conditions hereof as the Company is required by law, in the opinion of the Company’s counsel, to make.  Notwithstanding any other provision in this Commitment Letter, Macquarie hereby confirms that the Company and the Company Representatives will not be limited from disclosing the U.S. tax treatment or U.S. tax structure of the New Term Loan.

Macquarie hereby agrees that it shall comply with the terms of the Confidentiality Agreement dated September 7, 2010 by and between the Company and Macquarie Bank Limited, as the same may be amended or otherwise modified from time to time.

7.             No Third Party Reliance, Not a Fiduciary, Etc.

This Commitment Letter has been and is made solely for the benefit of the parties hereto, the Indemnified Parties, and their respective heirs, successors and assigns, and may not be relied upon or enforced by any other person.  The Company may not assign or delegate any of its rights or obligations hereunder without the prior written consent of Macquarie (and any purported assignment without such consent will be null and void).  In connection with any syndication of all or a portion of the New Term Loan, the rights and obligations of Macquarie hereunder may be assigned, in whole or in part.  This Commitment Letter may not be amended or modified, or any provisions hereof waived, except by a written agreement signed by all parties hereto.

The Company acknowledges that Macquarie is acting pursuant to a contractual relationship on an arm’s length basis, and the parties hereto do not intend that Macquarie act or be responsible as a fiduciary or advisor to, or agent of, the Company, its management, stockholders, creditors or any other person.  Each of the Company and Macquarie hereby expressly disclaims any fiduciary relationship and agrees they are each responsible for making their own independent judgment with respect to the transactions entered into between them.  The Company also hereby acknowledges that Macquarie has not advised and is not advising the Company as to any legal, accounting, regulatory or tax matters, and that the Company is consulting its own advisors concerning such matters to the extent it deems appropriate.

The Company understands and acknowledges that Macquarie is a full service financial firm and, as such, from time to time may effect transactions for its own account or the account of customers, and hold long or short positions in debt or equity securities or loans of companies that may be the subject of the transactions contemplated by this Commitment Letter.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims it has with respect to any conflict of interest arising from such transactions, activities, investments or holdings, or arising from the failure of Macquarie to bring such transactions, activities, investments or holdings to its attention.

In recognition of the foregoing, the Company agrees that Macquarie is not required to restrict its activities as a result of this Commitment Letter and that Macquarie may undertake any business activity without further consultation with or notification to the Company.  Neither this Commitment Letter nor the receipt by Macquarie of confidential information nor any other matter will give rise to any fiduciary, equitable or contractual duties (including without limitation, any duty of trust or confidence) that would prevent or restrict Macquarie from acting on behalf of other customers or for its own account.  Furthermore, the Company agrees that neither Macquarie nor any member or business of Macquarie is under a duty to disclose to the Company or use on behalf of the Company any information whatsoever about or derived from those activities or to account for any revenue or profit obtained in connection with such activities.  However, Macquarie will not use confidential information obtained from the Company or any of the Company Representatives by virtue of the transactions contemplated by this Commitment Letter except in connection with the performance by Macquarie of services hereunder; provided, however, that Macquarie will be free to disclose information in any manner as required by law, regulation, regulatory authority or other applicable judicial or government order.

8.             Governing Law, Etc.  This Commitment Letter will be governed by, and construed in accordance with, the laws of the State of New York.  This Commitment Letter sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect thereto.  This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, will be deemed an original and all of which, taken together, will constitute one and the same Commitment Letter.  Delivery of an executed counterpart of a signature page to this Commitment Letter by telecopier or .pdf will be as effective as delivery of an original executed counterpart of this Commitment Letter.

9.             Waiver of Jury Trial.  Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter or the transactions contemplated hereby or the actions of the parties hereto in the negotiation, performance or enforcement hereof.

10.           Consent to Jurisdiction, Etc.  Each of the parties hereto irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any New York State or Federal court located in the County of New York over any suit, action or proceeding arising out of or relating to this Commitment Letter, (ii) accepts for itself and in respect of its property the jurisdiction of such courts, (iii) waives any objection to the laying of venue of any such suit, action or proceeding has been brought in an inconvenient forum and (iv) consents to the service of process, summons, notice or document in any such suit, action or proceeding by registered mail addressed to it at its address specified on the first page of this Commitment Letter.  A final judgment in any such suit, action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing herein will affect the right of any party hereto to serve legal process in any other manner permitted by law or affect the right of any party hereto to bring any suit, action or proceeding against any party hereto or its property in the courts of other jurisdictions. To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such party irrevocably waives such immunity in respect of its obligations under this Commitment Letter.

If you are in agreement with the foregoing, kindly sign and return to us the enclosed copy of this Commitment Letter.

Very truly yours,

MACQUARIE CAPITAL (USA) INC.

		By:	/s/ Andrew Stock
Name: Andrew Stock
Title: Division Director

		By:	/s/ Vincent Basulto
Name: Vincent Basulto
Title: Managing Director

Accepted and agreed to as of the
date first above written:

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ Thomas Manuel
Name: Thomas Manuel
Title: Chief Executive Officer